Exhibit 10.23

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND JOINDER

This AMENDMENT NO. 2 TO CREDIT AGREEMENT AND JOINDER dated as of November 30, 2011 (this “Amendment”), is by and among ALTRA HOLDINGS, INC. (“Holdings”), ALTRA INDUSTRIAL MOTION, INC. (“Company”), the other borrowers party to the Credit Agreement referenced below (collectively with Company, the “Borrowers” and collectively with Holdings, the “Loan Parties”), JPMORGAN CHASE BANK, N.A., as sole lender under the Credit Agreement referenced below (in such capacity, the “Sole Lender”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Loan Parties, the Sole Lender and the Administrative Agent are parties to that certain Credit Agreement dated as of November 25, 2009 (as amended prior to the date hereof and as further amended or supplemented from time to time, the “Credit Agreement”);

WHEREAS, capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement;

WHEREAS, the Loan Parties have advised the Administrative Agent that Boston Gear LLC, a wholly-owned subsidiary of the Company, has formed Bauer Gear Motor LLC, a Delaware limited liability company (“Bauer Gear”) and wholly-owned subsidiary of Boston Gear LLC;

WHEREAS, Bauer Gear wishes to join the Credit Agreement and the other applicable Loan Documents as a Loan Guarantor in accordance with the terms of Section 5.13 of the Credit Agreement;

WHEREAS, the Loan Parties have requested, and the Administrative Agent and the Sole Lender have agreed, to amend certain provisions of the Credit Agreement to among other things, increase the aggregate amount of the Revolving Commitments thereunder and extend the maturity date thereof, all on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, the Loan Parties, the Sole Lender and the Administrative Agent hereby agree as follows:

1.	Joinder of Bauer Gear.

(a) Bauer Gear hereby acknowledges, agrees and confirms that, by its execution of this Amendment, Bauer Gear will be deemed to be a “Loan Party” under the Credit Agreement and a “Borrower” for all purposes of the Credit Agreement and shall have all of the obligations of a Borrower and a Loan Party thereunder as if Bauer Gear were originally named in the Credit Agreement as a “Borrower”. Bauer Gear hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) the obligation to pay and perform all liabilities and other obligations of a Borrower under the Credit Agreement in accordance with the terms and conditions of the Credit Agreement. In furtherance of the foregoing, Bauer Gear acknowledges and agrees that the obligations of Bauer Gear and the other Borrowers under the Credit Agreement are joint and several.

(b) Bauer Gear hereby acknowledges, agrees and confirms that, by its execution of this Amendment, Bauer Gear will be deemed to be a “Grantor” under the Security Agreement and that it is bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as if

Bauer Gear had been a Grantor thereunder on the Effective Date. Each reference to “Grantor” or “Grantors” contained in the Security Agreement shall, and shall be deemed to, include a reference to Bauer Gear.

2. Amendment to Credit Agreement. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties set forth in Section 4 below, the Loan Parties, the Sole Lender and the Administrative Agent hereby agree that the Credit Agreement shall be amended as follows:

(a) Amendment and Restatement of Certain Existing Definitions. Each of the following definitions set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

‘“Availability Trigger Period” means any period (a) commencing on the date that Availability shall have been less than 15% of the aggregate Revolving Commitments for three consecutive Business Days and (b) ending on the date thereafter on which Availability shall have exceeded 15% of the aggregate Revolving Commitments, for sixty (60) consecutive days.”

‘“Borrowing Base” means, at any time, the sum of:

(a) 85% of the Borrowers’ Eligible Accounts at such time; plus

(b) the product of 85% multiplied by the Net Orderly Liquidation Value percentage for each type of Eligible Inventory identified in the most recent inventory appraisal received by the Administrative Agent multiplied by such type of Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time; plus

(c) the M&E Component; minus

(d) Reserves;

provided, that, the aggregate portion of the Borrowing Base comprised of Eligible Inventory (determined after giving effect to the applicable advance rate) at any time shall not exceed an amount equal to 60% of the Revolving Commitment at such time. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base.”

‘“Fixed Charge Coverage Restoration Period” means, with respect to any Fixed Charge Coverage Trigger Event, any period of sixty (60) consecutive days following the occurrence of such Fixed Charge Coverage Trigger Event during which Availability shall have exceeded 15% of the aggregate Revolving Commitments.”

‘“Fixed Charge Coverage Trigger Event” means, any date on which Availability shall have been less than 15% of the aggregate Revolving Commitments, for three consecutive Business Days.”

‘“Maturity Date” means the earlier to occur of (a) October 31, 2016 and (b) the date that is 91 days prior to the stated maturity date of the Senior Secured Notes.”

‘“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. As of the date of, and after giving effect to the Second Amendment, the aggregate amount of the Lenders’ Revolving Commitments is $65,000,000.”

(b) Amendment to Definition of “Applicable Rate”. Effective as of January 1, 2012, the definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the pricing grid set forth therein in replacing such pricing grid with the following:

	September 30,	September 30,	September 30,
Average Quarterly Availability	Revolver CBFR Spread	Revolver Eurodollar Spread	Commitment Fee Rate
Category 1 ≥ $30,000,000	0.75%	1.75%	0.250%
Category 2 < $30,000,000 but ≥ $15,000,000	1.00%	2.00%	0.250%
Category 3 < $15,000,000	1.25%	2.25%	0.250%

(c) Amendment to Definition of “Permitted Acquisition”. Clause (iii) of the definition of “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii) as soon as available, but not less than ten (10) Business Days prior to the closing of such acquisition or joint venture investment, the Loan Parties shall submit to the Administrative Agent (A) notice of such acquisition or joint venture investment, (B) copies of all business and financial information reasonably requested by the Administrative Agent, (C) pro forma financial statements which demonstrate, on a pro forma basis (1) Available Liquidity during the period of sixty (60) consecutive days most recently ended prior to the consummation of such acquisition or joint venture investment, determined as if all consideration for such acquisition or joint venture investment had been paid on the first day of such period, of not less than $25,000,000 and (2) a Fixed Charge Coverage Ratio (determined without giving effect to any prepayments of Indebtedness made prior to the Effective Date) for the period of twelve consecutive months most recently ended of not less than 1.00 to 1.00; and (D) a certificate of a Financial Officer certifying that such pro forma financial statements present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a consolidated basis as of the date thereof after giving effect to such acquisition or joint venture investment and setting forth reasonably detailed calculations demonstrating compliance with the minimum Available Liquidity and minimum Fixed Charge Coverage Ratio requirements set forth in clause (C) above, and which shall include a representation and warranty as to compliance with each of the other criteria for a “Permitted Acquisition;”

(d) Amendment to Definition of “Permitted Encumbrance”. Clause (b) of the definition of “Permitted Encumbrance” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;”

(e) Addition of New Defined Terms. The following new defined terms are hereby added to Section 1.01, in appropriate alphabetical order:

‘“Eligible Equipment” means the Equipment owned by a Borrower and meeting each of the following requirements:

(a) such Borrower has good title to such Equipment;

(b) such Borrower has the right to subject such Equipment to a Lien in favor of the Administrative Agent; such Equipment is subject to a first priority perfected Lien in favor of the Administrative Agent and is free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances which do not have priority over the Lien in favor of the Administrative Agent);

(c) the full purchase price for such Equipment has been paid by such Borrower;

(d) such Equipment is located on premises (i) owned by such Borrower, which premises are subject to a first priority perfected Lien in favor of the Administrative Agent, or (ii) leased by such Borrower with respect to which the lessor has delivered to the Administrative Agent a Collateral Access Agreement, or with respect to which the Administrative Agent has established such Reserves for rent as the Administrative Agent shall, in its Permitted Discretion, deem appropriate;

(e) such Equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by such Borrower in the ordinary course of business of such Borrower;

(f) such Equipment is not subject to any agreement which restricts the ability of such Borrower to use, sell, transport or dispose of such Equipment or which restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such Equipment; and

(g) such Equipment does not constitute “Fixtures” under the applicable laws of the jurisdiction in which such Equipment is located.”

‘“M&E Component” means (a) until such time as the Administrative Agent shall have received an initial appraisal of the Borrowers’ Eligible Equipment from an appraiser reasonably satisfactory to the Administrative Agent, $0, and (b) from and after the Administrative Agent’s receipt of an initial appraisal of the Borrowers’ Eligible Equipment from an appraiser satisfactory to the Administrative Agent, an amount equal to the lesser of (i) $15,000,000 and (ii) an amount determined from time to time by the Administrative Agent in its Permitted Discretion (it being understood that the Administrative Agent may from time to time, in its Permitted Discretion, adjust the amount of the M&E Component upon receipt of subsequent appraisals of the Borrowers’ Eligible Equipment).”

‘“Monthly Borrowing Base Period” means any period (other than an Availability Trigger Period) in which any Revolving Loans are outstanding or the Borrowers have LC Exposure in excess of $12,500,000.”

‘“Second Amendment” means that certain Amendment No. 2 to Credit Agreement and Joinder dated as of November 30, 2011, amending this Agreement.”

‘“Second Amendment Effective Date” means November 30, 2011, the effective date of the Second Amendment.”

(f) Amendment to Section 2.09(f). Section 2.09(f) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

“(f) Any supplement hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Commitment, subject only to the approval of all Lenders if any such increase would cause the Revolving Commitment to exceed $90,000,000. As conditions precedent to such an increase, (i) either (x) the Senior Secured Notes shall have been paid in full and discharged or (y) the Intercreditor Agreement shall have been amended to increase the amount set forth in clause (i) of the definition of “Maximum Priority Debt Amount” to an amount sufficient to include the aggregate amount of the Revolving Commitments after giving effect to such increase, and (ii) Borrower shall deliver to the Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender) signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (2) no Default exists.”

(g) Amendment to Section 5.01(f). Section 5.01(f) of the Credit Agreement is hereby amended by replacing the phrase “not later than 30 days after the first day of each fiscal year” with the phrase “not later than 60 days after the first day of each fiscal year.”

(h) Amendment to Section 5.01(g). Section 5.01(g) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

“(g) as soon as available but in any event, (i) during any period other than a Monthly Borrowing Base Period or an Availability Trigger Period, within 20 days of the end of January, April, July and October of each year; (ii) during any Monthly Borrowing

Base Period, within 20 days of the end of each month; and (iii) during any Availability Trigger Period, by Wednesday of each week, and, in each case, at such other times as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request (provided, that (x) in the event that, during any period described in clause (i) of this Section 5.01(g), the Borrowers request any Borrowing or request the issuance of a Letter of Credit that would result in LC Exposure in excess of $12,500,000, the Borrowers shall have delivered to the Administrative Agent a Borrowing Base Certificate calculated as of the last day of the month most recently ended (or, in the case of any such request occurring prior to the 20th day of a month, a Borrowing Base Certificate calculated as of the last day of the month ended immediately prior to the month most recently ended) together with supporting information in connection therewith and any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request);”

(i) Amendment to Section 5.01(h). Section 5.01(h) of the Credit Agreement is hereby amended by deleting the lead-in to such Section in its entirety and replacing such lead-in with the following:

“(h) as soon as available but in any event within 20 days of the end of January, April, July and October of each year (or (i) during any Monthly Borrowing Base Period, within 20 days of the end of each month and (ii) during any Availability Trigger Period, by Wednesday of each week), and at such other times as may be requested by the Administrative Agent:”

(j) Amendment to Section 5.01(i). Section 5.01(i) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

“(i) as soon as available but in any event within 20 days of the end of January, April, July and October of each year (or during any Monthly Borrowing Base Period, within 20 days of the end of each month) and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;”

(k) Amendment to Section 5.11. Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

“(a) In the event the Administrative Agent so requests in its Permitted Discretion, the Loan Parties will provide the Administrative Agent with appraisals or updates thereof of the Loan Parties’ Inventory and Equipment, not more frequently than once (or during an Availability Trigger Period, twice) during each period of twelve consecutive months, such appraisals and updates to be from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, and to include, without limitation, information required by applicable law and regulations. Notwithstanding the foregoing, there shall be no limitation on the number of Inventory and Equipment appraisals if an Event of Default shall have occurred and be continuing. All such appraisals shall be at the sole expense of the Loan Parties. For purposes of this Section 5.11(a), it is understood and agreed that a single Inventory or Equipment appraisal may consist of appraisals conducted at multiple relevant sites and involve one or more Loan Parties.

“(b) At the request of the Administrative Agent, the Loan Parties will permit the Administrative Agent to conduct field examinations during normal business hours to ensure the adequacy of Collateral included in the Borrowing Base and related reporting and control systems. One such field examination per calendar year shall be at the sole expense of the Loan Parties, provided, that (i) during an Availability Trigger Period, two such field examinations per calendar year shall be at the sole expense of the Loan Parties and (ii) there shall be no limitation on the number or frequency of field examinations at the sole expense of the Borrowers if an Event of Default shall have occurred and be continuing. This Section 5.11(b) shall not be construed to limit the Administrative Agent’s right to conduct field examinations with greater frequencies at any time in the Administrative Agent’s Permitted Discretion at the expense of the Lenders. For purposes of this Section 5.11(b), it is understood and agreed that a single field examination may consist of examinations conducted at multiple relevant sites and involve one or more Loan Parties.”

(l) Amendment to Section 5.13(a). The first sentence of Section 5.13(a) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

“Subject to applicable law, each Borrower and each Subsidiary that is a Loan Party shall cause each of its Domestic Subsidiaries formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party by executing and delivering to the Administrative Agent a Joinder Agreement in substantially the form of Exhibit D hereto (the “Joinder Agreement”) within ten (10) Business Days of the date on which such Domestic Subsidiary was formed or created.”

(m) Amendment to Section 6.01. Section 6.01(n) of the Credit Agreement is hereby amended and restated in its entirety, as follows:

“(n) other Indebtedness incurred in the ordinary course of business in an aggregate principal amount not exceeding $15,000,000 at any time outstanding of which $10,000,000 may be secured by Liens permitted under Section 6.02(k).”

(n) Amendment to Section 6.02. Section 6.02 of the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 6.01(i), deleting the period at the end of Section 6.02(j) and replacing it with “; and”, and adding the following new Section 6.02(k) immediately thereafter:

“(k) Liens securing up to $10,000,000 of Indebtedness permitted to be outstanding under Section 6.01(n).”

(o) Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby amended by deleting Sections 6.04(c), 6.04(d) and 6.04(e), and replacing them with the following new Sections 6.04(c), 6.04(d) and 6.04(e):

“(c) investments by the Loan Parties in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12) and (B) with respect to investments made after the Closing Date, Available Liquidity during the period of sixty (60) consecutive days most recently ended prior to the making of such investment, determined as if such investment had been made on the first day of such period, shall equal or exceed $25,000,000;

(d) loans or advances made by (i) any Loan Party to any other Loan Party and (ii) any Loan Party to any Subsidiary that is not a Loan Party, provided, that with respect to any loans or advances made by Loan Parties to Subsidiaries that are not Loan Parties after the Closing Date, Available Liquidity during the period of sixty (60) consecutive days most recently ended prior to the making of such loan or advance, determined as if such loan or advance had been made on the first day of such period, shall equal or exceed $25,000,000;

(e) Guarantees constituting Indebtedness permitted by Section 6.01, repurchase obligations arising in the ordinary course of business, and Guarantees by any Loan Party of the obligations of a Subsidiary for current accounts payable or repurchase obligations, in each case, incurred in the ordinary course of business, provided that with respect to any Guarantees by Loan Parties of Indebtedness, accounts payable or repurchase obligations of Subsidiaries that are not Loan Parties entered into after the Closing Date, Available Liquidity during the period of sixty (60) consecutive days most recently ended prior to the date any Loan Party enters into any such Guarantee, determined as if such Guarantee had been entered into on the first day of such period, shall equal or exceed $25,000,000;”

(p) Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby further amended by restating Section 6.04(n) in its entirety as follows:

“(n) Investments consisting of purchases, repurchases, exchanges, prepayments and redemptions of the Senior Secured Notes, the Variable Rate Demand Revenue Bonds, the Convertible Notes (including repurchases of the Convertible Notes upon the conversion thereof) or other Indebtedness (excluding Subordinated Indebtedness), to the extent permitted by Section 6.08(b) hereof; and”

(q) Amendment to Section 6.08(a)(ix). Section 6.08(a)(ix) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ix) the Loan Parties may make other Restricted Payments, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Holdings has delivered to the Administrative Agent pro forma financial statements which demonstrate, on a pro forma basis, Available Liquidity during the period of sixty (60) consecutive days most recently ended prior to the making of such Restricted Payment, determined as if such Restricted Payment had been made on the first day of such period, of not less than $25,000,000, and (C) Holdings shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that (x) such pro forma financial statements present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a consolidated basis as of the date thereof after giving effect thereto and setting forth reasonably detailed calculations demonstrating compliance with the minimum Availability requirement set forth in clause (B) above and (y) such Restricted Payment is permitted under the terms of the Senior Secured Notes Indenture.”

(r) Section 6.08(b)(ii). Section 6.08(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) payment of (A) regularly scheduled interest and principal payments as and when due in respect of the Senior Secured Notes, (B) interest as and when due in respect of the Convertible Notes, (C) principal and interest (including prepayments of principal) in respect of Indebtedness owing from one Loan Party to another Loan Party, provided that no Default or Event of Default has occurred and is continuing or would result therefrom, and (D) regularly scheduled interest and principal payments as and when due in respect of any other Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordinated provisions thereof;”

(s) Amendment to Section 6.08(b)(v). Section 6.08(b)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(v) payments or other distributions constituting purchases, repurchases, prepayments and redemptions of the Senior Secured Notes, the Variable Rate Demand Revenue Bonds, the Convertible Notes (including repurchases of the Convertible Notes upon the conversion thereof) or other Indebtedness (excluding Subordinated Indebtedness), in each case, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Holdings has delivered to the Administrative Agent pro forma financial statements which demonstrate, on a pro forma basis, Available Liquidity during the period of sixty (60) consecutive days most recently ended prior to the funding of such purchase, repurchase or redemption, determined as if the funding of such purchase, repurchase or redemption had occurred on the first day of such period, of not less than $25,000,000, and (C) Holdings has delivered to the Administrative Agent a certificate of a Financial Officer certifying that (x) such pro forma financial statements present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a consolidated basis as of the date thereof after giving effect thereto and setting forth reasonably detailed calculations demonstrating compliance with the minimum Available Liquidity requirement set forth in clause (B) above and (y) such purchase, repurchase or redemption of the Senior Secured Notes, the Variable Demand Rate Revenue Bonds, the Convertible Notes or other Indebtedness is permitted under the terms of the Senior Secured Notes Indenture; provided, that, if the aggregate amount of payments or other distributions described in this Section 6.08(b)(v) does not exceed $5,000,000 during a period of twelve consecutive months, Holdings shall not be required to deliver the pro forma financial statements described in clause (B) above or the certificate of a Financial Officer described in clause (C) above in connection with such payments or other distributions made during such period of twelve consecutive months (provided that the Loan Parties are otherwise in compliance with the conditions set forth in this Section 6.08(b)(v) with respect to such payments or other distributions); and”

(t) Commitment Schedule. The Commitment Schedule to the Credit Agreement is hereby replaced in its entirety by the Commitment Schedule attached hereto.

(u) Schedule 3.15. Schedule 3.15 to the Credit Agreement is hereby replaced in its entirety by Schedule 3.15 attached hereto.

3. Waiver. The Loan Parties have advised the Administrative Agent that (i) the Loan Parties formed Bauer Gear and did not join Bauer Gear as a Loan Party under the Credit Agreement pursuant to Section 5.13 of the Credit Agreement prior to the Second Amendment Effective Date, (ii) prior to the Second Amendment Effective Date, the Loan Parties dissolved each of American Enterprises MPT Corp. and American Enterprises MPT Holdings LLC after the equity of each of Nuttal Gear LLC, Formsprag LLC and Ameridrives International LLC held by American Enterprises MPT Corp. was contributed (through a series of transactions) to the Company (such dissolution and contribution transactions, collectively, the “MPT Transactions”), and (iii) as of September 30, 2011, Holdings had consummated certain repurchases of the Senior Secured Notes in compliance with the condition set forth in Section 6.08(b)(v)(A) and the Available Liquidity test set forth in Section 6.08(b)(v)(B), but had not delivered to the Administrative Agent the financial statements described in Section 6.08(b)(v)(B) or the certificate of a Financial Officer of Holdings described in Section 6.08(b)(v)(C) (the events described in the foregoing clauses (i) through (iii), collectively, the “Specified Transactions”). The Company hereby (i) represents and warrants that, after giving effect to the MPT Transactions, the Company is the owner, beneficially and of record, of all of the issued and outstanding equity interests of each of Nuttal Gear LLC, Formsprag LLC and Ameridrives International LLC, (ii) acknowledges and agrees that all of the equity interests of each of Nuttal Gear LLC, Formsprag LLC and Ameridrives International LLC constitute Pledged Collateral in accordance with the terms of the Security Agreement, and (iii) ratifies and confirms as of the Second Amendment Effective Date all of the terms and conditions of the Security Agreement, including, without limitation, the Company’s pledge of the Pledged Collateral thereunder. By its execution of this Amendment, the Administrative Agent and Sole Lender hereby agree that, to the extent that any of the Specified Transactions violated any provision of the Credit Agreement or the other Loan Documents, such violations are hereby waived.

4. No Default; Representations and Warranties, Etc. The Loan Parties hereby represent, warrant, confirm and covenant that, after giving effect to this Amendment: (a) the representations and warranties of the Loan Parties contained in Article III of the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case, such representations were true and correct as of such date); (b) the Loan Parties are in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents to be observed or performed thereunder and no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by the Loan Parties of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith and the consummation by the Loan Parties of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Loan Parties, (ii) have not violated, conflicted with or resulted in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of the Loan Parties or any term or provision of the Senior Secured Notes Indenture or any other material indenture, agreement or other instrument binding on the Loan Parties or any of their assets and (iii) do not require any consent, waiver or approval of or by any Person which has not been obtained.

5. Ratification and Confirmation. The Loan Parties hereby ratify and confirm all of the terms and provisions of the Credit Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect. Without limiting the generality of the foregoing, the Loan Parties hereby acknowledge and confirm that all obligations, liabilities and Indebtedness of the Loan Parties under the Credit Agreement constitute “Obligations” under and as defined in the Credit Agreement and are secured by and entitled to the benefits of the Credit Agreement and the other Loan Documents and the Loan Parties hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Lenders, pursuant to the Security Agreement and the other Loan Documents, as security for the Obligations.

6. Conditions to this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a) Counterparts of Amendment. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) Closing Certificates. The Administrative Agent shall have received:

(i) a certificate of Bauer Gear dated the Second Amendment Effective Date and executed by the Secretary or Assistant Secretary of Bauer Gear, which shall (A) certify the resolutions of Bauer Gear’s Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which Bauer Gear is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of Bauer Gear authorized to sign this Amendment and the other Loan Documents to which Bauer Gear is a party, and (C) contain appropriate attachments, including the certificate of formation of Bauer Gear, certified by the Secretary of State of Delaware, and a true and correct copy of the operating agreement of Bauer Gear;

(ii) a good standing certificate for Bauer Gear from the Secretary of State of Delaware dated as of a recent date; and

(iii) a certificate of each Loan Party (other than Bauer Gear), dated the Second Amendment Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of such Loan Party’s Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment, and (B) certify that the certificate or articles of incorporation or organization of formation of such Loan Party, and the by-laws or operating agreement of such Loan Party, have not be modified or amended since the Effective Date and remain in full force and effect.

(c) Perfection Questionnaire. The Administrative Agent shall have received a Pledge and Security Agreement Questionnaire completed by Bauer Gear (the “Bauer Gear Questionnaire”).

(d) Joinder and Amendment to Security Agreement. The Administrative Agent shall have received a Joinder and Amendment to the Security Agreement duly executed by each of (x) Bauer Gear pursuant to which Bauer Gear shall become party to the Security Agreement as a “Grantor”, shall be bound by all of the terms and provisions of the Security Agreement to the same extent as if Bauer Gear had been an original “Grantor” thereunder on the Effective Date, and shall pledge, assign and grant security interests in favor of the Administrative Agent on all of its property and assets, and (y) Boston Gear LLC pursuant to which Boston Gear LLC shall pledge the Equity Interests of Bauer Gear in favor of the Administrative Agent for the benefit of the Lenders.

(e) Exhibits A, E and F to Security Agreement. The Administrative Agent shall have received revised Exhibits A, E and F to the Security Agreement incorporating all relevant information disclosed in the Bauer Gear Questionnaire. Such revised Exhibits shall be deemed to be incorporated into the Security Agreement as of the date hereof and each reference in the Security Agreement to any such Exhibit shall be deemed to refer to such Exhibit on and after the date hereof.

(f) Lien Searches. The Administrative Agent shall have received the results of recent lien searches with respect to Bauer Gear from each of the Secretary of State of Delaware, New Castle County, Delaware, and Somerset County, New Jersey, and such searches shall reveal no liens on any of the assets of Bauer Gear except for liens permitted by Section 6.02.

(g) Uniform Commercial Code Financing Statement. The Administrative Agent shall have caused to be filed with the Secretary of State of Delaware, a Uniform Commercial Code financing statement with respect to Bauer Gear, in form and substance satisfactory to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on all Collateral of Bauer Gear, prior and superior in right to any other Person (other than any Liens permitted by Section 6.02).

(h) Legal Opinion. The Administrative Agent shall have received the executed legal opinion of Glenn Deegan, in-house counsel to the Loan Parties with respect to this Amendment and such other matters as the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

(i) Fees and Expenses. The Borrowers shall have paid all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including any amendment fee separately agreed upon between the Borrowers and the Administrative Agent and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Credit Agreement.

(j) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent shall have reasonably requested and the same shall be satisfactory to the Administrative Agent.

7. PA Mortgage Amendment; Title Endorsements and Bringdowns. Within 45 days of the effective date of this Amendment, the Administrative Agent shall have received (a) a fully executed and notarized amendment to the Mortgage (the “PA Mortgage Amendment”) with respect to the Mortgaged Property located at 440 North Fifth Avenue, Chambersburg, PA (the “PA Property”) in proper form for recording in the appropriate place in the applicable jurisdiction, together with a date-down endorsement to the existing mortgagee title insurance policy for the PA Property (or a commitment therefor), (b) such title bringdowns with respect to the Mortgaged Properties located at 2800 Fisher Road, Wichita Falls, TX and 2000 Clovis Barker Road, San Marcos, TX as the Administrative Agent shall reasonably request, and (c) such other documents with respect to the Mortgaged Properties as the Administrative Agent may reasonably require, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

8.	Miscellaneous.

(a) Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Credit Agreement or the other Loan Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. The Loan Parties hereby acknowledge and agree that nothing contained herein shall be deemed to entitle the Loan Parties to a consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances.

(b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c) This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) To the extent not otherwise paid as provided in Section 6(i) of this Amendment, the Loan Parties agree to pay all reasonable expenses, including legal fees and disbursements incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

HOLDINGS AND BORROWERS

ALTRA HOLDINGS, INC.
ALTRA INDUSTRIAL MOTION, INC.

By: /s/ Glenn Deegan
Name: Glenn Deegan
Title: Secretary

AMERIDRIVES INTERNATIONAL, LLC

BOSTON GEAR LLC

FORMSPRAG LLC

INERTIA DYNAMICS, LLC

KILIAN MANUFACTURING CORPORATION

NUTTALL GEAR LLC

TB WOOD’S CORPORATION

TB WOOD’S ENTERPRISES, INC.

TB WOOD’S INCORPORATED

WARNER ELECTRIC INTERNATIONAL HOLDING, INC.

WARNER ELECTRIC LLC

WARNER ELECTRIC TECHNOLOGY LLC

BAUER GEAR MOTOR LLC

By: /s/ Glenn Deegan
Name: Glenn Deegan
Title: Secretary

ADMINISTRATIVE AGENT AND SOLE LENDER

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Sole Lender

By: /s/ Kathleen C. Maggi
Name: Kathleen C. Maggi
Title: Senior Vice President

[Signature Page to Amendment No. 2 to Credit Agreement and Joinder]

COMMITMENT SCHEDULE

September 30,
Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$65,000,000.00
Total	$65,000,000.00

UPDATED DISCLOSURE SCHEDULES

TO

CREDIT AGREEMENT

These Disclosure Schedules are delivered pursuant to the CREDIT AGREEMENT dated as of November 25, 2009 (as amended, the “Credit Agreement”), among ALTRA INDUSTRIAL MOTION, INC., the other Borrowers party hereto, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Unless otherwise defined, capitalized terms have the meanings set forth in the Credit Agreement.

No reference to or disclosure of any item or other matter in these Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in these Disclosure Schedules. No disclosure in these Disclosure Schedules relating to any possible breach or violation of any agreement, law, or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. If and to the extent any information required to be furnished in any particular schedule is contained in any other schedule, such information shall also be deemed to be included in such particular schedule (without the need for a specific cross reference) to the extent the applicability of such furnished information to such schedule is reasonably apparent.

These Disclosure Schedules and the information and disclosures contained in these Disclosure Schedules are intended only to qualify and limit the representations and warranties contained in the Credit Agreement and shall not be deemed to expand in any way the scope or effect of any such representations and warranties.

Index

Schedule 3.15 – Capitalization and Subsidiaries

Schedule 3.15

(Capitalization and Subsidiaries)

(a) See Attachment 3.15 attached hereto, setting forth an organizational chart of the Loan Parties.

(b) and (c)

Entity	Type	Classes	Authorized	Outstanding	Holders
Altra Holdings, Inc.	DE Corp.	Common Stock, $0.001 par value	90,000,000	26,812,883 as of 10/25/2011	Publicly traded
		Undesignated Preferred Stock, $0.001 par value	10,000,000	0	N/A
Altra Industrial Motion, Inc.	DE Corp.	Common Stock, $0.001 par value	1,000	1,000	Altra Holdings, Inc. (100%)
Nuttall Gear LLC	DE LLC	LLC Interests	N/A	1	Altra Industrial Motion, Inc. (100%)
Ameridrives International, LLC	DE LLC	LLC Interests	N/A	100%	Altra Industrial Motion, Inc. (100%)
Formsprag LLC	DE LLC	Units	N/A	861,429	Altra Industrial Motion, Inc. (100%)
Warner Electric LLC	DE LLC	LLC Interests	N/A	1	Altra Industrial Motion, Inc. (100%)
Warner Electric Technology LLC	DE LLC	LLC Interests	N/A	1	Altra Industrial Motion, Inc. (100%)
Boston Gear LLC	DE LLC	LLC Interests	N/A	1	Altra Industrial Motion, Inc. (100%)
Kilian Manufacturing Corporation	DE Corp.	Stock, no par value	100	10	Altra Industrial Motion, Inc. (100%)
Warner Electric International Holding, Inc.	DE Corp.	Stock, $1.00 par value	1,100	1,000	Altra Industrial Motion, Inc. (100%)
TB Wood’s Corporation	DE Corp.	Common Stock, $0.01 par value	1,000	1,000	Altra Industrial Motion, Inc. (100%)
TB Wood’s Incorporated	PA Corp.	Common Stock, par value $0.10	2,500,000	1,125,000	TB Wood’s Corporation (100%)
Inertia Dynamics LLC	DE LLC	LLC Interests	N/A	100%	Altra Industrial Motion, Inc. (100%)
Bauer Gear Motor, LLC	DE LLC	LLC Interests	N/A	100%	Boston Gear LLC (100%)